China Broadband Corporation                                      NORTEL
                                                                    NETWORKS
PURCHASE AND LiCENSE AGREEMENT



This Purchase and License Agreement ("Purchase and License Agreement") is between Nortel Networks Limited ("Nortel Networks") and China Broadband Corporation for itself and on behalf of Big Sky Networks Canada Ltd. ("Big Sky") and Sichuan Huayu Big Sky Networks Ltd. ("SHBS") ("collectively, Customer") effective as of the last date signed. Additional terms related to Customer's purchase or license of Products or Services may be added by written agreements ("Supplements") referencing the Purchase and License Agreement, collectively referred to as the "Agreement".

1. DEFINITIONS
a) "Furnish-only" means Products that Customer installs.
b) "Hardware" means a Nortel Networks machine or components.
c) "Products" are any Hardware, Software or Third Party Vendor Items provided under this Agreement.
d) "Services" includes associated engineering, maintenance and installation; and consulting, network management, software services and other telecommunication support services as quoted and set forth in a Supplement.
e) "Software" is owned or licensed by Nortel Networks, its parent or one of its subsidiaries or affiliates, and is copyrighted and licensed, not sold. Software consists of machine-readable instructions, its components, data, audio-visual content (such as images, text, recordings or pictures) and related licensed materials including all whole or partial copies.
f) "Third Party Vendor Item" includes "Third Party Hardware" and "Third Party Software" and meets any non-Nortel Networks hardware and/or software supplied to Customer under this Agreement.

2. ORDERS
Customer may acquire Products or Services by issuing a written purchase order signed by an authorized representative or, if Customer is enrolled in Nortel Networks' Order Online Progtam, by submitting electronic orders (collectively, "Orders"). All Orders shall reference this Agreement and specify the quantity, price, Nortel Networks quotation number, shipping and billing instructions, requested delivery dates, requested commencement date for Services and any other special instructions. All Orders will be governed by and cannot alter the terms and conditions of this Agreement. Nortel Networks' written or electronic communication accepting the Order, shipment of Products or commencement of Services will be Nortel Networks' acceptance of Customer's Order.

3. ORDER ONLINE PROGRAM
Nortel Networks has established an Order Online Program to facilitate electronic transactions. By enrolling in the Order Online Program, Customer agrees to comply with the Order Online Program Terms. Customer agrees that all electronic Orders issued are equivalent to a written Order, are governed by the terms and conditions of this Agreement and that in the event of any conflict between this Agreement and the information contained in Customer's Order Online website, this Agreement governs. Customer is responsible for the use and protection of all Order Online passcodes provided by Nortel Networks and agrees that all Orders submitted using such passcodes are valid and binding Orders authorized by Customer. Nortel Networks shall have no liability to Customer due to Customer's failure to access Customer's Order Online website or errors or failures relating to its operation.

4. LICENSED USE OF SOFTWARE
Nortel Networks grants Customer a nonexclusive license to use Software to the extent of the activation or authorized usage level. To the extent Software is furnishcd for use with designated Hardware, Customer is granted a nonexclusive license to use Software only on such Hardware. Software contains trade secrets and Customer agrees to treat Software as confidential information. Customer will ensure that anyone who uses the Software does so only in compliance with the terms of this Agreement. Customer shall not a) use, copy, modify, transfer or distribute the Software except as expressly authorized; b) reverse assemble, reverse compile, reverse engineer or otherwise translate the Software; c) create derivative works or modifications unless expressly authorized; or d) sublicense, rent or lease the Software. Licensors of intellectual property to Nortel Networks are beneficiaries of this provision. Upon termination of the license for any reason, Customer will promptly return the Software to Nortel Networks or certify its destruction. Nortel Networks may audit by remote polling or other reasonable means to determine Customer's Software activation or usage levels. With respect to Third Party Software, Customer agrees to abide by the terms provided by Nortel Networks with respect to any such software. Customer further agrees that the terms contained in any Nortel Networks or third party "shrink wrap" or "click" licenses shall govern the use of such software.

5. CHARGES AND PAYMENT
Amounts are due upon receipt of invoice and shall be paid by Customer within 30 days. Customer shall pay interest on any late payments at the rate of 18% per annum (1 1/2 % per month.) Nortel Networks will inform Customer in advance whenever additional charges apply. Additional charges shall apply for shipping, insurance and special handling. Charges for Software may be based on extent of use authorized as specified in a Supplement or invoice. Customer agrees to pay the charges applicable for any activation or usage beyond the authorized level. If any authority imposes a tax, duty, levy or fee, excluding those based on Nortel Networks' net income, upon a Product or Service supplied by Nortel Networks under this Agreement, Customer agrees to pay that amount as specified in the invoice, or supply exemption documentation. Customer is responsible for personal property taxes for each Product from the date of shipment by Nortel Networks. Customer consents without qualification to the sale of receivables by Nortel Networks without further notice and authorizes the disclosure of this Agreement and Supplements as necessary to facilitate such sale.

6. WARRANTY
a) Nortel Networks warrants that Hardware i) is free from defects in materials and workmanship and ii) substantially conforms to Nortel Networks' published specifications. If Hardware does not function as warranted during the warranty period, Nortel Networks will determine to either i) make it do so, or
ii) replace it with equivalent Hardware.
b) Nortel Networks warrants that when Software is used in the specified operating environment it will substantially conform to its published specifications. 1f Software does not function as


Proprietary and Confidential Information                                       1


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China Broadband Corporation                                      NORTEL
                                                                    NETWORKS
PURCHASE AND LiCENSE AGREEMENT


warranted during the warranty period, Nortel Networks will provide a suitable fix or workaround or will replace the Software; provided Software is within one software release level of the then-current software.
c) Services will be performed in a professional and workmanlike manner. If Services are not performed as warranted, Nortel Networks will correct the defective Services.
d) The warranty period for Hardware and Software shall be the warranty period identified in the Nortel Networks Warranty Matrix in effect at the time of Customer's Order. In the event Nortel Networks determines that repair or replacement as set forth in this Section 6 cannot be made using commercially reasonable efforts, Nortel Networks will refund to Customer the price paid for the Product, less applicable depreciation.
e) No warranty is provided for i) supply items normally consumed during Product operation, ii) failures caused by non- Networks products; iii) failures caused by a Product's inability to operate in conjunction with other Customer hardware or software; or iv) performance failures resulting from services not performed by Nortel Networks or Customer's failure to purchase all necessary Products under this Agreement. Warranty will be voided by misuse, accident, damage or modification, failure to maintain proper physical or operating environment or improper Customer maintenance. Software is not warranted to operate uninterrupted or error free. THESE WARRANTIES AND LIMITATIONS ARE CUSTOMER'S EXCLUSIVE WARRANTIES AND SOLE REMEDIES AND REPLACE ALL OTHER WARRANTIES OR CONDITIONS. EXPRESS OR IMPLIED. INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OR CONDITIONS OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.
d) Noetel Networks provides Third Party vendor Items on an "AS IS" BASIS WITHOUT WARRANTIES OF ANY KIND, unless Nortel Networks specifics otherwise. However, such Third Party Vendor Items may carry their own warranties and Nortel Networks shall pass through to Customer any such warranties to the extent authorized.

7. WARRANTY SERVICE
Nortel Networks provides certain types of warranty repair and exchange service, without charge. Nortel Networks will inform Customer of the types of warranty services available to Customer consistent with Nortel Networks standard practices and response times. Nortel Networks Technical Assistance Services ("TAS") are available for warranty repair during the warranty period at no charge only for specified Products. When Customer is required to return Hardware to Nortel Networks for warranty service, Customer agrees to ship it prepaid and suitably packaged to a location Nortel Networks designates. Nortel Networks will return the Hardware to Customer at Nortel Networks' expense. Nortel Networks is responsible for loss of, or damage to, Customer Hardware while is is a) in Nortel Networks' possession or b) in transit back to Customer. Any exchanged Hardware becomes Nortel Networks' property and, subject to Section 8 Title and Risk of Loss, its replacement becomes the Customer's property. The replacement Hardware may not be new but will be in working order and equivalent to the item exchanged. The warranty period for the Hardware shall be the greater of ninety
(90) days from the date of repair or replacement or the remaining Hardware warranty period. Customer agrees to ensure that exchanged Hardware is free of any legal obligations or restrictions that prevent its exchange and represents that all returned items are genuine and unaltered. Where applicable, before Nortel Networks provides warranty services. Customer agrees to a) follow the problem determination, problem analysis, and warranty services request procedures that Nortel Networks provides; b) secure all programs and data contained in Hardware: and c) inform Nortel Networks of changes in the Hardware's location. Post warranty Services may be available at Nortel Networks' then-current prices.

8. TITLE AND RISK OF LOSS
Nortel Networks transfers title to hardware to Customer upon final payment of the total purchase price. Risk of loss for hardware shah pass from Nortel Networks to Customer upon delivery to the carrier.

9. IMPLEMENTATION TEND INSTALLATION SERVICES
Customer agrees to provide sufficient, free and safe access to Customer's facilities and a suitable physical environment meeting Nortel Networks' specified requirements to permit the timely installation of Products and/or performance of Services. Nortel Networks will perform its responsibilities in accordance with the standard Nortel Networks statement of work where applicable. Nortel Networks will successfully complete its standard installation and commissioning procedures before it considers Products installed. Nortel Networks may make alterations to any Product and Service as necessary to comply with specifications, changed safety standards or governmental regulations, to make a Product non-infringing with respect to any patent, copyright or other proprietary interest, or to otherwise improve a product or Service. Customer is responsible for i) the results obtained from the use of Products and Services; all integration and interconnection with Customer's hardware and/or third party hardware and/or systems; and iii) installation of Furnish-only Products.

10. CONFIDENTIAL INFORMATION
a) Confidential information ("Information") means i) Software and Third Party Software; and ii) all business, technical, marketing and financial information and data that is clearly marked with a restrictive legend of the disclosing party ("Discloser').
b) The party receiving Information ("Recipient") will use the same care and discretion to avoid disclosure, publication or dissemination of Information as it users with its own similar information that it does not wish to disclose, publish or disseminate. The Recipient may disclose Information only to i) its employees and employers of its parent, subsidiary or affiliated companies who have a need to know for purposes of carrying out this Agreement; and ii) any other party with the Discloser's prior written consent. Before disclosure to my of the above parties, the Recipient will have a written agreement with such party sufficient to require that party to treat Information in accordance with this Agreement.
c) The Recipient may disclose information to the extent required by law. However, the Recipient must give the Discloser prompt notice and make a reasonable effort to obtain a protective order.


Proprietary and Confidential Information                                       2


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China Broadband Corporation                                      NORTEL
                                                                    NETWORKS
PURCHASE AND LiCENSE AGREEMENT


d) No obligation of confidentiality applies to any Information that the Recipient i) already possesses without obligation of confidentiality; ii) develops independently; or iii) rightfully receives without obligations of confidentiality from a third party. No obligation of confidentiality applies to any Information that is, or becomes, publicly available without breach of this Agreement.
e) The release of any advertising or other publicity relating to this Agreement requires the prior approval of both patties.

11. PATENTS AND COPYRIGHTS
If a third party claims that Nortel Networks Hardware or Software provided to Customer under this Agreement infringes that party's patent or copyright, Nortel Networks will defend Customer against that claim at Nortel Networks' expense and pay all costs and damages that a Court finally awards or are agreed in settlement, provided that Customer a) promptly notifies Nortel Networks in writing of the claim and b) allows Nortel Networks to control, and cooperates with Nortel Networks in, the defense and any related settlement negotiations. If such a claim is made or appears likely to be made, Nortel Networks agrees to secure the right for Customer to continue to use the Hardware or Software, or to modify it, or to replace it with one that is equivalent. If Nortel Networks determines that none of these alternatives is reasonably available, Customer agrees to return the Hardware or Software to Nortel Networks on Nortel Networks' written request. Nortel Networks will then give Customer a credit equal to Customer's net book value for the Hardware or Software provided Customer has followed generally-accepted accounting principles. Any such claims against the Customer or liability for infringement arising from use of the Hardware or Software following a request for return by Nortel Networks are the sole responsibility of Customer. This represents Nortel Networks' entire obligation to Customer regarding any claim of infringement. Nortel Networks has no obligation regarding any claim based on any of the following: a) anything Customer provides which is incorporated into the Hardware or Software; b) functionality provided by Nortel Networks at the instruction of Customer; c) Customer's modification of Hardware or Software; d) the combination, operation, or use of Hardware of Software with other products not porvided by Nortel Networks as a system, or the combination, operation, or use of Hardware or Software with any product, data, or apparatus that Nortel Networks did not provide; or e) infringement by a Third Party Vendor item alone, as opposed to its combination with Products Nortel
Networks provides to Customer as a system.

12. LIMITATION OF LIABILITY
In no event shall Nortel Networks or its agents or suppliers be liable to Customer for more than the amount of any actual direct damages up to the greater of U.S. $100,000 (or equivalent in local currency) or the charges for the Product or Services that are the subject of the claim, regardless of the cause and whether arising in contract, tort (including negligence) or otherwise. This limitation will not apply to claims for damages for bodily injury (including death) and damage to real property and tangible personal property for which Nortel Networks is legally liable and payments as set forth in Section l1 Patents and Copyrights. IN NO EVENT SHALL NORTEL NETWORKS OR ITS AGENTS OR SUPPLIERS BE LIABLE FOR ANY OF THE FOLLOWING: a) DAMAGES BASED ON ANY THIRD PARTY CLAIM EXCEPT AS EXPRESSLY PROVIDED HEREIN AND IN SECTION 11; b) LOSS OF
OR DAMAGE TO, CUSTOMER'S RECORDS, FILES OR DATA; OR c) INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS OR SAVINGS), EVEN IF NORTEL NETWORKS IS INFORMED OF THEIR POSSIBILITY.

13. GENERAL
a) Customer agrees not to assign, or otherwise transfer this Agreement or Customer's rights under it, or delegate Customer's obligations, without Nortel Networks' prior written consent, and any attempt to do so is void. Customer represents and warrants that it is buying Products and/or Services for its own internal use and not for resale. Customer agrees to comply with all applicable laws including all applicable export and import laws and regulations. Except for non-payment, neither Customer not Nortel Networks will bring a legal action under this Agreement more than two years after the cause of action arose. Neither party is responsible for failure to fulfill any obligations due to causes beyond its control. In the event that any provision of this Agreement or portions thereof are held to be invalid or unenforceable, the remainder of this Agreement will remain in full force and effect.

b) The terms and conditions of this Agreement, including ally Supplement(s) signed by Nortel Networks and Customer referencing this Agreement and attached hereto, form the Complete and exclusive agreement between Customer and Nortel Networks and replace any prior oral or written proposals, correspondence or communications regarding the subject matter hereof. In the event of a conflict between this Purchase and License Agreement and a Supplement, the terms in any Supplement(s) prevail. Any changes to this Agreement must be made by mutual agreement in writing. All Customer's rights and all of Nortel Networks' obligations are valid only in the country in which the Products and Services were supplied; the laws of the State of Ontario govern this Agreement, exclusive of its conflict of laws provisions; and nothing in this Agreement affects any statutory rights of consumers that cannot be waived or limited by contract. c) The Parties have requested that this Agreement be drawn up in the English language. Ets Parties ont demande que cette convention oit redigee en langue anglaise.

CHINA BROADBAND CORPORATAION
By:/s/MATT HEYSEL
   ------------------------------
Name: Matt Heysel
     ----------------------------
Title: Chariman & CEO
      ---------------------------
Address: Calgary, AB.
        -------------------------
Date: 26-Sep-00
     ----------------------------

NORTEL NETWORKS LIMITED
By:/s/RICHARD DUGAL
   ------------------------------
Name: Richard Dugal
     ----------------------------
Title: Sales Director
      ---------------------------
Address: Brampton, Ontario
        -------------------------
Date: 28-Sep-00
     ----------------------------


Proprietary and Confidential Information                                       3

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China Broadband Corporation                                      NORTEL
                                                                    NETWORKS
WARRANTY MATRIX



The following Hardware and Software items shall have the corresponding warranty periods:


Category       Includes                                 Hardware                    Software
--------       -------------------------------------    --------------------------  ----------------------------
A              DMS 10, DMS 100, DMS 100W DMS 200,       12 months from ship date    12 months from ship date
               DMS 250, DMS 300, DMS 300/250, DMS
               500. DMS GSP NIS product families.
               Optical Networks, AccessNode, and
               Wireless product families
--------       -------------------------------------    --------------------------  ----------------------------
B              CVX 1800. SS7 Gateway                    12 months from ship date    90 days from ship date
               and Shasta Products
--------       -------------------------------------    --------------------------  ----------------------------
C              Internet Telephony Products              6 months from ship date     6 months from ship date
--------       -------------------------------------    --------------------------  ----------------------------
D              Nortel Networks-Bay Products             See current Nortel          See current Nortel
                                                        Networks price list         Networks price list
--------       -------------------------------------    --------------------------  ----------------------------
E              Passport                                 Varies depending on the     Varies depending on the
                                                        Performance Pack selected   I  Performance Pack selected
                                                        by Customer. See current    , by Customer. See current
                                                        Nortel Networks price list  Nortel Networks price list
                                                        for description of          for description of
                                                        Performanced Pack warranty  Performance Pack
                                                        periods.                    warranty periods.
--------       -------------------------------------    --------------------------  ----------------------------
F              All other product families not listed    90 days from ship date      90 days from ship daft
               above (unless specified otherwise in
               writing)
--------       -------------------------------------    --------------------------  ----------------------------


This Warranty Matrix may be revised from time to time.











Proprietary and Confidential Information                                       4



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China Broadband Corporation                                      NORTEL
                                                                    NETWORKS
WARRANTY MATRIX



The terms and conditions provided in this Supplement ("Supplement") are in addition to those contained in the Purchase and License Agreement dated - and will apply solely to the provision of the Products specified in this Supplement during the term.

1. TERM

This Supplement will commence on date of last signature on Purchase and License Agreement and terminate after 12 months ("Term").

2. SCOPE/ COMMITMENT / RESPONSIBILITIES OF THE PARTIES

Nortel Networks will ship the equipment listed in Exhibit A to the mutually agreeable site in Hong Kong. Customer is responsible to ship the goods from Hong Kong into the People's Republic of China ("PRC") to the installation site(s). Customer shall comply fully with all relevant laws. rules and regulations in respect of the importation of the goods into the PRC. China Broadband Corporation warrants that it has the authority to bind Big Sky and SHBS and guarantees the performance by Big Sky and SHBS of all of their obligations Specified in this Agreement


CHINA BROADBAND CORPORATION



By:/s/MATT HEYSEL
   ------------------------------
Name: Matt Heysel
     ----------------------------
Title: Chairman & CEO
      ---------------------------
Address:
        -------------------------
Date:
     ----------------------------


NORTEL NETWORKS LIMITED

By:/s/RICHARD DUGAL
   ------------------------------
Name: Richard Dugal
     ----------------------------
Title: Sales Director, Canada
      ---------------------------
Address: Brampton, Ontario
        -------------------------
Date: 28-Sep-00
     ----------------------------






Proprietary and Confidential Information                                       5